UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 23, 2009
Date of Report (date of earliest event reported)

________________________

THE DRESS BARN, INC.
(Exact name of Registrant as specified in its charter)

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Connecticut	0-11736	06-0812960
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events

On December 23, 2009, The Dress Barn, Inc. (the “Company”) announced that it is commencing an exchange offer (the “Offer”) for any and all of its 2.50% Convertible Senior Notes Due 2024 (the “Notes”). The Notes, which are convertible into shares of the Company’s common stock, par value $0.05 per share (“Common Stock”), have an outstanding aggregate principal amount of approximately $112.5 million. Holders who elect to exchange their Notes in the Offer will receive, for each validly tendered and accepted Note, $1,040 in cash, plus accrued and unpaid interest on such Note to, but excluding, the Settlement Date (as defined below), and a number of shares of Common Stock which will be fixed by 4:30 p.m., New York City time, on the second trading day immediately prior to the expiration of the Offer (the “Pricing Date”) and will equal the quotient of: (a) (i) 95.1430 shares of Common Stock multiplied by the weighted average trading price of the Common Stock determined in accordance with the Offer to Exchange (as defined below) for the five trading days ending on, and including, the Pricing Date, minus (ii) $1,000, divided by (b) such weighted average trading price, upon the terms and subject to the conditions in the Offer to Exchange, dated December 23, 2009, and the related letter of transmittal (the “Offer to Exchange”).

The Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of Friday, January 22, 2010, unless extended or earlier terminated, and is expected to settle on Wednesday, January 27, 2010 (the “Settlement Date”). The completion of the offer is subject to conditions described in the Offer documents. Subject to applicable law, the Company may waive the conditions applicable to the offer or extend, terminate or otherwise amend the Offer.

The Company’s purpose in making the Offer is to reduce the amount of its outstanding debt and interest expense. Holders of notes may address questions about the Offer or make requests for copies of the Offer to Exchange and related documents for free to D.F. King & Co., Inc., the information agent for the Offer, by calling toll-free at (800) 487-4870.

A copy of the Company’s press release announcing the Offer is attached as exhibit 99.1.

Forward-Looking Statements

Certain statements made within this Current Report on Form 8-K may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that its projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is available in the Offer to Exchange and the Company’s most recent report on Form 10-K for the year ended July 25, 2009 and Form 10-Q for the quarter ended October 24, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No	Description
99.1	Press Release, dated December 23, 2009, issued by The Dress Barn, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DRESS BARN, INC.

Date: December 23, 2009	By:	/s/ David R. Jaffe
Name: David R. Jaffe
Title: President, Chief Executive Officer and Director